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                                                                    EXHIBIT 11.1



                            CENTURY ALUMINUM COMPANY
           STATEMENT RE: CALCULATION OF EARNINGS PER COMMON SHARE AND
                             COMMON SHARE EQUIVALENT
                    (in Thousands, Except Per Share Amounts)
                                   (Unaudited)



                                                            THREE MONTHS ENDED
                                                                 MARCH 31,
                                                           ---------------------
                                                            1997          1996
                                                           -------       -------
Primary and Fully Diluted:

           Net income ..............................       $ 1,726       $ 9,179

      Weighted average common shares and common
      share equivalents outstanding ................        20,224        23,120
                                                           -------       -------

      Earnings per common share and common
      share equivalent .............................       $  0.09       $  0.40
                                                           =======       =======




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